UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022 (May 19, 2022)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street
Suite 3400
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(832) 519-2200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CEQP	New York Stock Exchange
Preferred units representing limited partner interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 25, 2022, Crestwood Midstream Partners LP, a Delaware limited partnership (the “LP Buyer”) and wholly owned subsidiary of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), and Crestwood Sendero GP LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “GP Buyer” and together with the LP Buyer, the “Buyers”), entered into a Purchase Agreement (the “Purchase Agreement”), by and among (i) the Buyers, (ii) the Partnership, as the guarantor and indirect owner of the Buyers, (iii) Sendero Midstream Partners, LP, a Delaware limited partnership (“Sendero Midstream”), (iv) Energy Capital Partners III, LP, a Delaware limited partnership (“ECP III”), (v) Energy Capital Partners III-A, LP, a Delaware limited partnership (“ECP III-A”), (vi) Energy Capital Partners III-B (Sendero IP), LP, a Delaware limited partnership (“ECP III-B”), (vii) Energy Capital Partners III-C (Sendero IP), LP, a Delaware limited partnership (“ECP III-C”), (viii) Carlsbad Co-Invest, LP, a Delaware limited partnership (“Carlsbad CIV”), (ix) ECP III (Sendero Co-Invest) Corp, a Delaware corporation (“ECP III CIV”), (x) Sendero Midstream Management, LLC, a Delaware limited liability company (“Sendero Management” and, together with ECP III, ECP III-A, ECP III-B, ECP III-C, Carlsbad CIV, ECP III CIV, the “LP Interest Sellers”), and (xi) Sendero Midstream GP, LLC, a Delaware limited liability company and the general partner of Sendero Midstream (“SMGP”).

Pursuant to the Purchase Agreement, the LP Buyer will acquire all of the outstanding limited partner interests in Sendero Midstream from the LP Interest Sellers and the GP Buyer will acquire all of the outstanding general partner interests in Sendero Midstream from SMGP (such transactions, the “Sendero Transaction”) in exchange for an aggregate base purchase price of $600.0 million, subject to certain adjustments contemplated by the Purchase Agreement. The purchase price will be funded using a combination of (i) cash from borrowings under the LP Buyer’s revolving credit facility and (ii) cash from the Barnett Divestiture (as defined in Item 8.01 of this Current Report on Form 8-K).

The Purchase Agreement includes certain representations, warranties, and covenant provisions customary for transactions of this nature. The consummation of the closing of the Sendero Transaction (the “Sendero Closing”) is subject to, among other specified closing conditions, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Sendero Closing is also subject to other customary closing conditions, including, subject to certain materiality exceptions, the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Purchase Agreement.

The Purchase Agreement may be terminated under certain customary circumstances, including, mutual agreement of the parties and certain uncured breaches, as well as if the Sendero Closing does not occur on or before September 22, 2022, subject to possible extension.

The Partnership is a party to the Purchase Agreement to guarantee certain obligations of the Buyers under the Purchase Agreement. The Partnership’s obligations under its guaranty are customary for this type of agreement.

The summary of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.

Contribution Agreement

On May 25, 2022, the Partnership and FR XIII Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (“First Reserve”), entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which First Reserve will contribute to the Partnership the 50% equity interest owned by First Reserve in Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (“CPJV”) in exchange for 11,275,546 common units of the Partnership (the “CPJV Contribution”), subject to certain adjustments contemplated by the Contribution Agreement.

The Contribution Agreement includes certain representations, warranties, and covenant provisions customary for transactions of this nature. The Contribution Agreement also includes indemnification provisions that are typical for transactions of this nature.

Consummation of the CPJV Contribution is subject to customary conditions, including, without limitation, (i) absence of any order, injunction or decree issued by a court of competent jurisdiction preventing the consummation of the CPJV Contribution, (ii) the accuracy of the each party’s representations and warranties (subject to customary materiality qualifiers), (iii) each party’s compliance with its covenants and agreements contained in the Contribution Agreement (subject to customary materiality qualifiers) and (iv) the closing of the Sendero Transaction.

At the closing of the transactions contemplated by the Contribution Agreement, the Partnership will enter into a Registration Rights Agreement and a Director Nomination Agreement, both forms of which are attached as exhibits to the Contribution Agreement.

The Registration Rights Agreement will grant First Reserve and certain of its affiliates (the “Unitholders”) certain rights to require the Partnership to file and maintain the effectiveness of a registration statement with respect to the resale of the Partnership common units owned by the Unitholders (including by having their Partnership common units registered for resale in certain other registration statements filed by the Partnership or in certain underwritten offerings proposed by the Partnership) and, under certain circumstances, to require the Partnership to initiate up to three underwritten offerings for such Partnership common units, subject to a minimum threshold.

Also pursuant to the Registration Rights Agreement, for a period of two years following the closing date of the transactions contemplated by the Contribution Agreement, the Partnership will have a right of first offer in connection with certain sales by the Unitholders of Partnership common units.

The Director Nomination and Voting Support Agreement (the “Voting Agreement”) will grant First Reserve certain designation rights pursuant to which First Reserve may cause the board of directors (the “Board”) of Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of the Partnership, to elect the Designees, as that term is defined under the Voting Agreement, selected by First Reserve. At the closing of the CPJV Contribution, First Reserve may appoint a board observer to the Board. Upon the earlier of (i) the occurrence of a vacancy on the Board or (ii) January 1, 2023, First Reserve may designate one director to the Board as long as First Reserve and its Affiliates (as that term is defined under the Voting Agreement) own at least 7.5% of the issued and outstanding Partnership common units or hold more than 33.3% of the common units received by First Reserve as consideration for the CPJV Contribution.

In addition, until the termination of the Voting Agreement, First Reserve is committed to appear in person or by proxy at each annual meeting or special meeting of unitholders of the Partnership and any meeting or action by written consent of the Partnership’s unitholders called or held in lieu thereof and vote all voting securities of the Partnership beneficially owned by it in accordance with the Board’s recommendations with respect to any and all proposals submitted to the unitholders of Partnership.

The Contribution Agreement may be terminated under certain customary circumstances, including, mutual agreement of the parties, termination of the Purchase Agreement and certain uncured breaches, as well as if the closing does not occur on or before September 22, 2022, subject to possible extension.

The Contribution Agreement contains customary indemnification provisions for the Partnership and First Reserve to obtain damages from each other due to breaches of representations or warranties or due to failure to comply with covenants contained in the Contribution Agreement.

The foregoing description of the Contribution Agreement and certain exhibits thereto is summary in nature and is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is attached hereto as Exhibit 2.2 and is incorporated in this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

Also, on May 25, 2022, the Partnership issued a press release announcing (i) the Sendero Transaction and entry into the Purchase Agreement, (ii) the CPJV Contribution and entry into the Contribution Agreement and (iii) the Barnett Divestiture. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

On May 19, 2022, the LP Buyer entered into a definitive agreement to divest its legacy, non-core Barnett Shale assets to EnLink Midstream Operating, LP, for $275 million of cash, subject to certain adjustments (the “Barnett Divestiture”). The Barnett Divestiture contemplates the LP Buyer’s sale of the Alliance System, the Lake Arlington System and the Cowtown System. The LP Buyer will utilize the cash proceeds from the Barnett Divestiture to fund the cash consideration for the Sendero Transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Equity Purchase Agreement, dated as of May 25, 2022, by and among Sendero Midstream Partners, LP, Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B (Sendero IP), LP, Energy Capital Partners III-C (Sendero IP), LP, Carlsbad Co-Invest, LP, ECP III (Sendero Co-Invest) Corp, Sendero Midstream Management, LLC, Sendero Midstream GP, LLC, Crestwood Midstream Partners LP, Crestwood Sendero GP LLC, and Crestwood Equity Partners LP (solely for the limited purposes set forth therein).

2.2*	Contribution Agreement, dated as of May 25, 2022, by and between FR XIII Crestwood Permian Basin Holdings LLC and Crestwood Equity Partners LP.

99.1	Press Release, dated May 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner

Date: May 26, 2022	By:	/s/ Robert T. Halpin
Robert T. Halpin
President and Chief Financial Officer